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                                                                      EXHIBIT 21

                             List of Subsidiaries

Name of Subsidiary                            Place of Incorporation
------------------                            ----------------------

Adaptive Broadband Foreign                      Barbados,
Sales Corporation                               West Indies

Adaptive Broadband Limited                      England and Wales

Adaptive Broadband Company Limited              Ireland